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                                                                      EXHIBIT 10


                                 MODIFICATION  AGREEMENT

     This Agreement is made and entered into this 10th day of June, 1999, by and between UNION PLANTERS BANK, N.A. a national banking association with offices at 6200 Poplar Avenue, Memphis, Tennessee 38119 (hereinafter referred to as the "Lender"), and BANK OF THE OZARKS, INC., an Arkansas corporation (hereinafter referred to as the "Borrower"), having as an address for purposes of notice of Chenal Parkway & West Markham Street, P.O. Box 8811, Little Rock, Arkansas, 72231-8811.

                                 WITNESSETH THAT:

     WHEREAS, Borrower is indebted to Lender for advances made to it (the "1998 Loan") pursuant to a Loan Agreement dated March 25, 1998 (the "1998 Loan Agreement"), and as evidenced by a Promissory Note of Borrower (the "1998 Note") in the face amount of $22,000,000.00; and

     WHEREAS, in order to accommodate the issuance of certain shares of preferred stock of a newly formed trust subsidiary of the the Borrower (the "Preferred Stock" and the "Trust Preferred Stock"), the Borrower has requested and Lender has agreed to certain modifications of the terms, conditions, covenants and agreements set forth in the 1998 Loan Agreement, all as more fully set forth herein;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:


     1.  Modification of Terms.  The definition of the term "Liabilities" and
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the parties' understanding of the terms "indebtedness" and "borrowed money"  as set forth in Section 1.15.2 and used in Sections 7.1 and 7.5 of the 1998 Loan Agreement, are hereby modified to exclude the liabilities of the Borrower under the terms of the Preferred Stock or Trust Preferred Stock, provided that the same are treated as "minority interests" under the generally accepted accounting principles as consistently applied.

     2.  Modification of Borrower's Affirmative Covenants.  Borrower agrees to
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the following modifications:

     a. Borrower agrees to reimburse the Lender for its reasonable expenses incurred in the performance of the inspections permitted under Section 6.5 of the 1998 Loan Agreement.

     b. Borrower agrees to the addition of the following to Section 6.7 of the 1998 Loan Agreement:
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          6.7.4  Borrower shall cause each Subsidiary Bank to maintain its
          "classified assets" as such term is used by the applicable bank regulatory authorities in an amount not to exceed forty percent (40%) of the Subsidiary Bank's Net Worth at each calendar year end.

          6.7.5 Borrower shall cause each Subsidiary Bank to maintain its non-performing assets (as shown on its call report) in an amount not to exceed two percent (2%) of all of the Assets at each calendar year end.

          6.7.6 Borrower shall cause each Subsidiary Bank to maintain a loan loss reserve in an amount equal to the greater of: (i) one percent (1%) of its total loans; (ii) one hundred percent (100%) of its non-performing Assets; or (iii) in such amount as is required by the applicable bank regulatory authorities.


     3.  Agreement of Borrower.   Borrower agrees to keep and perform all the
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covenants, terms, and conditions contained in the 1998 Loan Agreement, the Line of Credit Note, any security agreements, assignments and any other document executed in connection therewith and hereby acknowledges and agrees that the terms, covenants and conditions of the 1998 Loan Agreements, the Line of Credit Note, and any other agreements executed therewith shall remain in full force and effect, and shall in no manner be affected by the execution of this Agreement, except as expressly provided herein.

     4.  No Discharge.  The execution of this Agreement shall in no manner
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release or discharge any of the makers, obligors, endorsers, sureties or guarantors of the promissory notes and all rights of the Lender against any and all of same are expressly reserved.

     5.  Capitalized Terms.  All capitalized terms used herein shall have the
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meanings ascribed thereto in the 1998 Loan Agreement.  All accounting terms not specifically defined in this Agreement shall have the meanings given to them under accounting principles and practices generally accepted in the United States, applied on a basis consistent with prior periods.

     6.  Binding Effect.  This Agreement shall be binding upon and inure to the
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benefit of the parties hereto, their respective successors and assigns.

     7.  Governing Law.  This Agreement and the rights of the parties hereunder
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shall be governed by and construed in accordance with the laws of the State of
Tennessee and the parties hereto subject themselves to the jurisdiction of the Courts of Shelby County, Tennessee for the resolution of any dispute hereunder.

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     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as of the day and year first above written.



                              UNION PLANTERS BANK, N.A.


                              By:________________________________
                                    Wayne F. Massing
                                    Vice President


                              BANK OF THE OZARKS, INC.


                              By:________________________________
                                    George G. Gleason, II
                                    Chairman

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